

CJS SECURITIES 7TH ANNUAL SUMMER NEW IDEAS SMALL-CAP INVESTOR CONFERENCE

August 14, 2007

Key Investment Highlights

- THE established market leader in bulk CO_2 fountain beverage market.
- Recurring revenue base with long-term lease and product agreements.
- Unique and comprehensive national service and supply platform.
- Long standing relationships with leading foodservice industry chains.
- Scalable business model with significant operating leverage and high cash flow.
- Growth focus on building high return/high quality customer base.
- Seasoned and proven management team.

Illustration of $NuCO_2$'s Bulk CO_2 Restaurant Supply System



$NuCO_2$ owned bulk CO_2 tank & system
$NuCO_2$ employee
$NuCO_2$ delivery truck

$NuCO_2$ meets all customer requirements for bulk CO_2 systems, delivery and service

Unique and Comprehensive Service and Supply Platform

NuCO2 — BEVERAGE CARBONATION MADE EASY

National network of 128 local service locations



Depot locations

States served

Commentary

- Nationwide distribution network
  - Existing infrastructure covers virtually all fountain beverage users in the US
- Centralized demand forecasting and routing
- 24/7 in-house customer service call center
- Fleet of over 370 delivery and technical service vehicles
- Field operations staff of 540 drivers and technicians
- We deliver a standard, uniformly excellent offering with the advantages of local presence

$NuCO_2$ is the only bulk CO_2 system provider with nationwide service and logistics capabilities

$NuCO_2$ Is A Compelling Alternative For Fountain Beverage Users

NuCO2
BEVERAGE CARBONATION MADE EASY

Fountain beverages are extremely profitable

Illustrative fountain beverage economics for a quick-service restaurant (QSR)



$1.29
$0.17
$0.05
$0.01
< $0.01
$1.05
Price
Syrup
Cup/lid
Ice/electric
CO2
Gross profit

Bulk CO_2 value proposition

– **Quality and consumer satisfaction**
  - Nationwide beverage-grade purity
  - Traceability of product

– **Convenience and reliability**
  - Deliveries scheduled automatically
  - Enhances reliability by minimizing service interruptions

– **Savings**
  - Eliminate lost revenues from lack of carbonation
  - Eliminate syrup waste from change-outs
  - Create labor savings

– **Safety**
  - Low pressure storage
  - No cylinder handling injuries or property damage

CO_2 is a fraction of the price of a fountain beverage, but the critical component of carbonation

THE Market Leader in a Critical Niche Market Segment

NuCO2 — BEVERAGE CARBONATION MADE EASY

Fountain beverage market overview



$NuCO_2$
115,000
Cylinder
420,000
Competitive
Bulk
65,000
Total establishments = 600,000

Source: National Restaurant Association and $NuCO_2$ Management estimates

Market opportunity

- $NuCO_2$ supplies bulk CO_2 to approximately 115,000 establishments
  - Over 60% of total bulk users
- 10,000–12,000 new bulk size food service units expected each year
  - Driven by organic food service industry replacement and expansion
- $NuCO_2$ converts competitive bulk to its system through chain service agreements and selected acquisitions
- $NuCO_2$ drives selective cylinder conversion based on customer size and attractive return on capital

Market leader with long-term organic growth opportunities

Long-Standing Relationships with Blue Chip Customers

Commentary

- Customers include the largest restaurant and convenience store chains
  - Primary supplier to 99 of the top 100 chains
- Have MSAs with 95 food service concepts
  - These include 6 of the top 10 food service chain concepts
  - These include 43 of the top 100 food service chain concepts
- Diverse customer base enhances stability of revenues

Top 10 Customers

Customers by Industry



Schools, Hotels & Other 3%
Restaurants & Casual Dining 79%
Theme Parks & Other Entertainment Venues 4%
Theatres / Concessions 4%
Convenience Stores/Food Markets 10%

Largest Customer < 4% of sales

Other Customers

Scalable Business Model With Significant Operating Leverage and High Cash Flow

Commentary

- Recurring revenues: 90% of customers under multi-year contracts with high renewal rates
- Customer contracts contain price escalators to mitigate increases in raw material prices and inflation
- Increasing density with high variable margin
- Stability of cash flows create balance sheet flexibility and a highly leveragable business model
- Disciplined approach to growth to maintain high service level and grow ROIC
- $NuCO_2$ has reinvested its cash flow over the last several years in growth capital to establish its national network which should drive future growth and profitability

Revenue & EBITDA Margin



$140
$105
$70
$35
$0
($mm)
50.0%
40.0%
30.0%
20.0%
10.0%
0.0%
68
72
74
81
97
116
18.0%
20.1%
26.5%
34.2%
36.3%
35.4%
2001
2002
2003
2004
2005
2006
Revenue
EBITDA Margin

Significant Discretionary Cash Flow [1]



$50
$40
$30
$20
$10
$0
($mm)
(0)
5
9
15
22
26
2001
2002
2003
2004
2005
2006

Note:
1 Defined as Operating Cash Flow less Maintenance Capital Expenditures

Historical Financial Performance

($mm)	Fiscal Year Ended June 30, 2002	2003	2004	2005	2006
Revenue	$ 72.3	$ 74.4	$ 80.8	$ 97.3	$ 116.2
% Growth	6.9%	2.9%	8.6%	20.4%	19.4%
Gross Margin	$ 36.8	$ 38.8	$ 44.6	$ 53.7	$ 63.7
% Margin	50.9%	52.2%	55.2%	55.1%	54.8%
EBITDA [1]	**$ 14.5**	**$ 19.7**	**$ 27.6**	**$ 35.3**	**$ 41.1**
% Margin	**20.1%**	**26.5%**	**34.2%**	**36.3%**	**35.4%**
Cash Flow From Operations	$ 10.9	$ 15.8	$ 21.7	$ 29.7	$ 33.6
% of Revenue	15.0%	21.3%	26.8%	30.5%	28.9%
Total Customers (000s)	71	75	81	99	113

1 Defined as Operating Income + Depreciation + Amortization; excludes $3.3 million of (non-cash) stock option compensation expense in 2006

Growth Focus on Building High Return/ High Quality Customer Base

In January 2007, NuCO2 announced a new strategic growth plan designed to enhance margins, profitability, cash flow and returns

– Targeted approach to new business opportunities that focuses on new restaurant openings and opportunities under existing MSAs

– More selective in customer activation process
  - Customer credit quality
  - Higher volume users
  - Preferred supplier relationships
  - Better pricing

– Better utilization of assets (primarily bulk tanks)
  - Productivity in operations
  - Better margins, returns and free cash flow

$NuCO_2$ Has A Seasoned and Proven Management Team

Michael DeDomenico *Chairman and Chief Executive Officer*	■ President and CEO of Praxair Distribution from 1998 to 2000 ■ President and CEO of Praxair Europe from 1993 to 1998 ■ President and CEO of Praxair Canada from 1992 to 1993
W. Scott Wade *Chief Operating Officer and Executive Vice President*	■ Vice President of Operations, Quality and Regulatory affairs at MedSource Technologies, Inc. from 2000 to 2002 ■ Vice President of Operations for Medtronic AVE from 1998 to 2000 ■ Director of USA/Asian operations for a division of BOC from 1994 to 1998
Robert R. Galvin *Chief Financial Officer and Executive Vice President*	■ SVP and CFO of Independent Propane Company from 1998 to 2002 ■ Controller and Director of Finance at TA Instruments, Inc. from 1993 to 1998 ■ CPA with KPMG for 10 years, with 2 years in KPMG's executive office
Randy Gold *Senior Vice President, Sales and Customer Support*	■ 28 years of experience in sales and sales management in the fountain soft drink industry ■ Sales manager with Coke fountain beverage prior to joining $NuCO_2$
Eric Wechsler *General Counsel & Secretary*	■ Olshan Grundman Frome Rosenzweig & Wolosky LLP from 1990 to 1998

Senior management team has driven record growth and profitability



NuCO$_2$

BEVERAGE CARBONATION MADE EASY